UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41133	85-1792560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2626 Cole Avenue, Suite 300

Dallas, Texas

75204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 560-4815

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FXCO	The Nasdaq Stock Market LLC
Warrants to acquire one share of Class A Common Stock	FXCOW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one share of Class A Common Stock	FXCOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed by Financial Strategies Acquisition Corp. (the “Company”) to supplement the description of the business experience and background of Daniel Minkowitz to disclose certain additional information that has come to the attention of the Company since the Current Report on Form 8-K filed by the Company on June 9, 2022 (the “Original Report”) announcing, among other things, the appointment of Mr. Minkowitz as a director of the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, effective June 8, 2022, Mr. Minkowitz was appointed by the Board to serve as a Class I director of the Company and to serve as a member of the Audit Committee, Compensation Committee, and Executive Committee of the Board.

Mr. Minkowitz, 43, is an experienced businessman and real estate developer, having founded and led several companies. He is also a seasoned investor, with emphasis in cryptocurrency, fintech, wearable technology, renewable energy, special purpose acquisition companies and early state technology. Mr. Minkowitz has served as chairman and chief executive officer of Mink Development, LLC (“Mink Development”) since he founded the firm in March 2010. Mink Development is a real estate development, acquisition, and investment firm based in New York City and Miami that specializes in luxury residential, hospitality, and mixed-use projects. Mr. Minkowitz has also served as founder, chairman and chief executive officer of Mink Holdings Inc., another real estate development company, since its founding in March 2016, and as the founder and chief executive officer of Mink Capital Partners LP, an investment firm focused on cryptocurrency, fintech, wearable technology, renewable energy, special purpose acquisition companies and early state technology companies, since its founding September 2020. From September 2018 to May 2020, Mr. Minkowitz served as chief executive officer of Standard Power Group, a non-residential real estate leasing company focused on providing infrastructure to advanced data processing companies, and from July 2005 until its sale in December 2010, he served as chief executive officer of Renato Watches Inc, a premium watch company he founded. Mr. Minkowitz attended New York University from 1997 to 1999, where he studied business.

On May 28, 2021, Mr. Minkowitz filed for bankruptcy protection under Chapter 13 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida. Mr. Minkowitz filed a notice of voluntary dismissal of such bankruptcy case with the court on June 11, 2021, and the case was subsequently discharged and closed by the court on July 26, 2021. In addition, Mr. Minkowitz served as managing member and chief executive officer of MDVE12 LLC, a single asset real estate company, since he founded the company in May 2018. On September 13, 2021, MDVE12 LLC filed for bankruptcy protection under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, which bankruptcy proceedings were closed on December 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Horst Rzepka
Name:	Horst Rzepka
Title:	Chief Financial Officer